                               JOHN HANCOCK TRUST

                                POWER OF ATTORNEY

         I do hereby constitute and appoint George Boyd, John J. Danello, Betsy Anne Seel, Gordon M. Shone, Bruce Speca, John Vrysen, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act") and/or the Investment Company Act of 1940, as amended (the "1940 Act"), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Trust (the "Trust") to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, any and all amendments (including post-effective amendments) to the Trust's registration statement on Form N-14 under the 1933 Act which was filed with the SEC on or about January 23, 2006 (File No. 333-131228); and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.


NAME                        SIGNATURE                       TITLE        DATE
----                        ---------                       -----        ----
Don B. Allen                /s/ Don B. Allen                Trustee      *

Charles L. Bardelis                                         Trustee

James R. Boyle              /s/ James R. Boyle              Trustee      *

Peter S. Burgess            /s/ Peter S. Burgess            Trustee      *

Elizabeth Cook              /s/ Elizabeth Cook              Trustee      *

Hassell H. McClellan        /s/ Hassell H. McClellan        Trustee      *

James. M. Oates             /s/ James. M. Oates             Trustee      *

John D. Richardson          /s/ John D. Richardson          Trustee      *

F. David Rolwing            /s/ F. David Rolwing            Trustee      *


*February 21, 2006